UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2026

AZIO AI HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38078	46-0774222
(Commission File Number)	(IRS Employer Identification No.)
7510 Ardmore Street
Houston, TX	77054
(Address of Principal Executive Offices)	(Zip Code)

(870) 970-3355

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	AZIO	NasdaqStock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed in a Current Report on Form 8-K filed by Azio AI Holdings, Inc., a Delaware corporation formerly known as Envirotech Vehicles, Inc. (the “Company”), with the Securities and Exchange Commission (the “SEC”) on May 5, 2026, the Company received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), on April 29, 2026, notifying the Company that, because the stockholders’ equity for the Company was below $2,500,000 as reported on the Company’s Form 10-K for the year ended December 31, 2025, the Company no longer met the minimum stockholders’ equity requirement of $2,500,000 (the “Minimum Stockholders’ Equity Requirement”) for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1).

On June 18, 2026, Nasdaq notified the Company of its determination to grant an extension of time to regain compliance with the Minimum Stockholders’ Equity Requirement. The terms of the extension required that on or before October 26, 2026, the Company must file a public report demonstrating compliance with the Minimum Stockholders’ Equity Requirement, including disclosure of the transaction or event that led to compliance.

During the third quarter of 2026, the Company completed a business combination with Azio AI Corporation, a Delaware corporation (“Legacy Azio”), resulting in the issuance of 2,460,351 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and 973,450 shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”) to the Legacy Azio stockholders upon the closing of such transaction, which is described in further detail in the Company’s Current Report on Form 8-K filed with the SEC on July 6, 2026. In addition, during the third quarter of 2026, outstanding warrants were exercised for the acquisition of 450,000 shares of Common Stock, and approximately 920,000 shares of Common Stock were issued pursuant to the Company’s Amended and Restated Standby Equity Purchase Agreement, dated October 31, 2024, by and between the Company and YA II PN, Ltd. (the “Investor”), with the proceeds of the stock issuances being used to reduce the Company’s principal debt balance under its debentures issued to the Investor pursuant to that certain Securities Purchase Agreement, dated March 6, 2026, by and between the Company and the Investor.

As a result of the foregoing, as of the date of this Current Report on Form 8-K, the Company believes it has regained compliance with the Minimum Stockholders’ Equity Requirement for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(1) based on the specific transactions referenced above.

In accordance with its normal operating procedure, Nasdaq will continue to monitor the Company’s ongoing compliance with the Minimum Stockholders’ Equity Requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

Actual results for the quarter ended September 30, 2026 may differ materially from the preliminary unaudited financial information presented above following completion of the Company’s financial closing procedures and finalization of its financial statements.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events, expectations or actions and involve known and unknown risks, uncertainties and other factors that could cause the Company’s actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include the adjustments identified during closing, review and audit procedures, changes to the classification, valuation or accounting treatment of the preferred stock, warrants or related contractual provisions, Nasdaq’s exercise of discretion in evaluating both current equity and the ability to sustain compliance, additional conditions or information required by Nasdaq, the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements, market conditions and other risks detailed in the Company’s most recent Annual Report on Form 10-K and the Company’s subsequent periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZIO AI HOLDINGS, INC.

Date: October 26, 2026	By:	/s/ Jason Maddox
Jason Maddox
Chief Financial Officer